Securities and Exchange Commission

                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report April 14, 2004
                        (Date of earliest event reported)



                       MidAmerican Energy Holdings Company
             (Exact name of registrant as specified in its charter)


                 Iowa                     0-25551                94-2213782
                 ----                     -------                ----------
     (State or other jurisdiction      (Commission             (IRS Employer
            of incorporation)          File Number)          Identification No.)


                    666 Grand Avenue, Des Moines, Iowa 50309
                   (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (515) 242-4300
                                                           --------------


                                       N/A
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

         MidAmerican Energy Holdings Company ("MidAmerican") reported today that its subsidiary, CE Casecnan Water and Energy Company, Inc. ("CE Casecnan"), and CP Casecnan-Consortium, a limited liability consortium, Cooperativa Muratori e Cementisti-CMC. di Ravenna and Impresa Pizzarotti & C. S.p.A (collectively, the "Contractor") have entered into an agreement, dated April 7, 2004, settling all claims and counterclaims between the parties in the International Chamber of Commerce arbitration case initiated by the Contractor in February 2001 seeking schedule relief and compensation for additional costs and damages arising out of an engineering, procurement and construction contract between CE Casecnan and the Contractor for the Casecnan irrigation and hydroelectric project in the Philippines. Pursuant to the terms of the settlement, today the Contractor paid to CE Casecnan $18.9 million (which payment is in addition to approximately $6.0 million previously received by CE Casecnan from demands made on bank guarantees which had been posted as security under the construction contract) and the parties have executed mutual releases and agreed to dismiss the arbitration case.


FORWARD-LOOKING STATEMENTS

         This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and similar terms. These statements represent MidAmerican's intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside MidAmerican's control and could cause actual results to differ materially from such forward-looking statements.

         These factors include, among others, general economic and business conditions in the jurisdictions in which MidAmerican's facilities are located; governmental, statutory, regulatory or administrative initiatives or ratemaking actions affecting MidAmerican or the electric or gas utility, pipeline or power generation industries; weather effects on sales and revenues; general industry trends; increased competition in the power generation, electric utility or pipeline industries; fuel and power costs and availability; continued availability of accessible gas reserves; changes in business strategy, development plans or customer or vendor relationships; availability, term and deployment of capital; availability of qualified personnel; risks relating to nuclear generation; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight; and other business or investment considerations that may be disclosed from time to time in MidAmerican's SEC filings or in other publicly disseminated written documents.

MidAmerican undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

None


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MIDAMERICAN ENERGY HOLDINGS COMPANY



Date:  April 14, 2004                   /s/  Paul J. Leighton
                                        ----------------------------------------
                                        Paul J. Leighton
                                        Vice President, Assistant General
                                        Counsel and Assistant Secretary